Exhibit 99.1
Caesars Entertainment, Inc. Reports Third Quarter 2022 Results

LAS VEGAS and RENO, Nev. (November 1, 2022) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the third quarter ended September 30, 2022.
Third Quarter 2022 and Recent Highlights:
•GAAP net revenues of $2.9 billion versus $2.7 billion for the comparable prior-year period.
•GAAP net income of $52 million compared to net loss of $233 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $1.0 billion versus $880 million for the comparable prior-year period.
◦Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $1.05 billion versus $1.04 billion for the comparable prior-year period.
◦Caesars Digital same-store Adjusted EBITDA of $(38) million versus $(164) million for the comparable prior-year period.
•Company published latest CSR report on October 10, 2022, highlighting ESG achievements and progress toward long-term targets over the past year.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our third quarter results reflect a new quarterly record for consolidated adjusted EBITDA. Results in the quarter also reflect a new quarterly record for our brick and mortar properties led by a new all-time high third quarter EBITDA performance in our regional segment and continued strength in Las Vegas. Caesars Digital reported strong revenue growth in the quarter and a smaller than expected EBITDA loss driven by improved operating efficiencies.”
Third Quarter 2022 Financial Results Summary and Segment Information
After considering the effects of our recent acquisitions and completed divestitures, the following tables present adjustments to net revenues, net income (loss) and adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended September 30,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$1,077	$1,017	$—	$1,017	5.9%
Regional	1,530	1,492	36	1,528	0.1%
Caesars Digital	212	96	—	96	120.8%
Managed and Branded	70	79	(8)	71	(1.4)%
Corporate and Other	(2)	1	—	1	*
Caesars	$2,887	$2,685	$28	$2,713	6.4%

Net Revenues
	Nine Months Ended September 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$3,133	$—	$3,133	$2,369	$—	$2,369	32.2%
Regional	4,348	(5)	4,343	4,173	68	4,241	2.4%
Caesars Digital	311	—	311	221	135	356	(12.6)%
Managed and Branded	210	—	210	206	(28)	178	18.0%
Corporate and Other	(2)	—	(2)	10	—	10	*
Caesars	$8,000	$(5)	$7,995	$6,979	$175	$7,154	11.8%

Net Income (Loss)
	Three Months Ended September 30,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$245	$272	$—	$272	(9.9)%
Regional	211	239	(15)	224	(5.8)%
Caesars Digital	(63)	(190)	—	(190)	(66.8)%
Managed and Branded	22	38	(17)	21	4.8%
Corporate and Other	(363)	(592)	—	(592)	(38.7)%
Caesars	$52	$(233)	$(32)	$(265)	*

Net Income (Loss)
	Nine Months Ended September 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$726	$—	$726	$389	$—	$389	86.6%
Regional	480	2	482	555	(45)	510	(5.5)%
Caesars Digital	(755)	—	(755)	(220)	(33)	(253)	198.4%
Managed and Branded	(321)	385	64	40	23	63	1.6%
Corporate and Other	(881)	—	(881)	(1,349)	—	(1,349)	(34.7)%
Caesars	$(751)	$387	$(364)	$(585)	$(55)	$(640)	(43.1)%

Adjusted EBITDA (b)
	Three Months Ended September 30,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$480	$500	$—	$500	(4.0)%
Regional	570	554	11	565	0.9%
Caesars Digital	(38)	(164)	—	(164)	(76.8)%
Managed and Branded	22	22	(1)	21	4.8%
Corporate and Other	(22)	(42)	—	(42)	(47.6)%
Caesars	$1,012	$870	$10	$880	15.0%

Adjusted EBITDA (b)
	Nine Months Ended September 30,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$1,427	$1,085	$—	$1,085	31.5%
Regional	1,542	1,549	7	1,556	(0.9)%
Caesars Digital	(661)	(171)	—	(171)	*
Managed and Branded	64	69	(4)	65	(1.5)%
Corporate and Other	(86)	(123)	—	(123)	(30.1)%
Caesars	$2,286	$2,409	$3	$2,412	(5.2)%
____________________
*Not meaningful

(a)Adjustment for pre-consolidation, pre-acquisition, and pre-disposition results of operations on a net basis reflecting (i) addition of results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021, for the three and nine months ended September 30, 2021 and (ii) subtraction of results of operations for MontBleu, Evansville, Belle of Baton Rouge and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs, Caesars UK group, and William Hill International prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of September 30, 2022, Caesars had $13.3 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $944 million, excluding restricted cash of $297 million.

(In millions)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$944	$1,070

Bank debt and loans	$6,063	$6,972
Notes	7,200	7,300
Other long-term debt	49	51
Total outstanding indebtedness	$13,312	$14,323

Net debt	$12,368	$13,253
As of September 30, 2022, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	September 30, 2022
Cash and cash equivalents	$944
Revolver capacity (a)	2,180
Revolver capacity committed to letters of credit	(82)
Available revolver capacity committed as regulatory requirement	(48)
Total	$2,994
___________________
(a)Revolver capacity includes $1,145 million under our CEI Revolving Credit Facility, as amended, maturing in July 2025, $1,025 million under our CRC Revolving Credit Facility, maturing in December 2022 and $10 million under our Baltimore Revolving Credit Facility, as amended, maturing in July 2023. On October 5, 2022, we amended the CEI Revolving Credit Facility to $2.25 billion maturing in January 2028 and terminated the CRC Revolving Credit Facility.
“We continued to reduce debt during the quarter using net asset sale proceeds and free cash flow totaling $880 million. In early October, we successfully upsized our pro rata bank facilities to $3 billion, including a new $750 million Term Loan A and a $2.25 billion Revolving Credit Facility that mature in 2028,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, (gain) loss on investments and marketable securities, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss its results on November 1, 2022 at 2 p.m. Pacific Time, 5 p.m. Eastern Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register.vevent.com/register/BI4cbe062715994aa7841be88c396b48e7.
Once registered, participants will receive an email with the dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of COVID-19, inflation, increased fuel prices, supply chain shortages, labor shortages and other economic and market conditions, including changes in consumer discretionary spending from such factors, on our business, financial results and liquidity; (b) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (c) risks associated with our leverage and our ability to reduce our leverage; (d) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (e) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2022	2021	2022	2021
REVENUES:
Casino and pari-mutuel commissions	$1,605	$1,510	$4,446	$4,308
Food and beverage	411	347	1,172	797
Hotel	544	511	1,446	1,122
Other	327	317	936	752
Net revenues	2,887	2,685	8,000	6,979
EXPENSES:
Casino and pari-mutuel commissions	838	830	2,727	2,111
Food and beverage	240	210	684	484
Hotel	142	130	391	317
Other	105	114	298	262
General and administrative	529	486	1,545	1,284
Corporate	63	86	208	228
Depreciation and amortization	304	276	910	842
Transaction and other operating costs, net	7	21	(14)	113
Total operating expenses	2,228	2,153	6,749	5,641
Operating income	659	532	1,251	1,338
OTHER EXPENSE:
Interest expense, net	(569)	(579)	(1,680)	(1,734)
Loss on extinguishment of debt	(33)	(117)	(33)	(140)
Other income (loss)	4	(153)	53	(176)
Total other expense	(598)	(849)	(1,660)	(2,050)
Income (loss) from continuing operations before income taxes	61	(317)	(409)	(712)
Benefit (provision) for income taxes	(8)	90	47	167
Net income (loss) from continuing operations, net of income taxes	53	(227)	(362)	(545)
Discontinued operations, net of income taxes	—	(4)	(386)	(38)
Net income (loss)	53	(231)	(748)	(583)
Net income attributable to noncontrolling interests	(1)	(2)	(3)	(2)
Net income (loss) attributable to Caesars	$52	$(233)	$(751)	$(585)

Net income (loss) per share - basic and diluted:
Basic income (loss) per share from continuing operations	$0.24	$(1.08)	$(1.70)	$(2.60)
Basic loss per share from discontinued operations	—	(0.02)	(1.80)	(0.18)
Basic income (loss) per share	$0.24	$(1.10)	$(3.50)	$(2.78)
Diluted income (loss) per share from continuing operations	$0.24	$(1.08)	$(1.70)	$(2.60)
Diluted loss per share from discontinued operations	—	(0.02)	(1.80)	(0.18)
Diluted income (loss) per share	$0.24	$(1.10)	$(3.50)	$(2.78)
Weighted average basic shares outstanding	214	214	214	211
Weighted average diluted shares outstanding	215	214	214	211

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,
(In millions)	2022	2021
Net income (loss) attributable to Caesars	$52	$(233)
Net income attributable to noncontrolling interests	1	2
Discontinued operations, net of income taxes	—	4
(Benefit) provision for income taxes	8	(90)
Other (income) loss (a)	(4)	153
Loss on extinguishment of debt	33	117
Interest expense, net	569	579
Depreciation and amortization	304	276
Transaction and other operating costs, net (b)	7	21
Stock-based compensation expense	26	21
Other items (c)	16	20
Adjusted EBITDA	1,012	870
Pre-consolidation, pre-acquisition, and pre-disposition EBITDA, net (d)	—	10
Total Adjusted EBITDA	$1,012	$880

	Nine Months Ended September 30,
(In millions)	2022	2021
Net loss attributable to Caesars	$(751)	$(585)
Net income attributable to noncontrolling interests	3	2
Discontinued operations, net of income taxes	386	38
Benefit for income taxes	(47)	(167)
Other (income) loss (a)	(53)	176
Loss on extinguishment of debt	33	140
Interest expense, net	1,680	1,734
Depreciation and amortization	910	842
Transaction and other operating costs, net (b)	(14)	113
Stock-based compensation expense	77	64
Other items (c)	62	52
Adjusted EBITDA	2,286	2,409
Pre-consolidation, pre-acquisition, and pre-disposition EBITDA, net (d)	—	3
Total Adjusted EBITDA	$2,286	$2,412
____________________
(a)Other (income) loss for the three and nine months ended September 30, 2022 primarily represents the net change in fair value of investments held by the Company, foreign exchange forward contracts, and the changes in the disputed claims liability related to the bankruptcy of Caesars Entertainment Corporation prior to the merger in 2020 (the “Merger”). Other (income) loss for the three and nine months ended September 30, 2021 primarily represents a loss on the change in fair value of investments held by the Company and a loss on the change in fair value of the derivative liability related to the 5% Convertible Notes.
(b)Transaction and other operating costs, net for the three and nine months ended September 30, 2022 primarily represents a gain resulting from insurance proceeds received in excess of the respective carrying value of the assets damaged at Lake Charles by Hurricane Laura partially offset by various contract or license termination exit costs. Transaction and other operating costs, net for the three and nine months ended September 30, 2021 primarily represents costs related to the acquisition of William Hill and the Merger, various contract or license termination exit costs, professional services, other acquisition costs and severance costs.
(c)Other items primarily represent certain consulting and legal fees, rent for non-operating assets, relocation expenses, retention bonuses, and business optimization expenses.
(d)Results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021 are added to Adjusted EBITDA. The results of operations for MontBleu, Evansville, and Belle of Baton Rouge prior to divestiture are subtracted from Adjusted EBITDA. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.